                                                               EXHIBIT 23.1

SAH                                             S. A. HOLDITCH & ASSOCIATES
                                PETROLEUM ENGINEERING & GEOSCIENCE SERVICES
---------------------------------------------------------------------------
INTERNATIONAL PETROLEUM CONSULTANTS                     1310 COMMERCE DRIVE
                                                               PARK RIDGE 1
                                                  PITTSBURGH, PA 15275-1011
                                                          TEL: 412/787-5403
                                                          FAX: 412/787-2906


                CONSENT OF INDEPENDENT PETROLEUM ENGINEERS



Board of Directors
Miller Exploration Company
Traverse City, Michigan


We hereby consent to the references to our firm and to our reserve estimates contained in the Annual Report on Form 10-K of Miller Exploration Company for the fiscal year ended December 31, 1998. Our estimates of the proved reserves of Miller Exploration Company are contained in our report entitled "Miller Exploration Company, A Reserve and Economic Evaluation of Certain Oil and Gas Interests in 18 Antrim Shale Gas Projects, As of January 1, 1999." We hereby consent to the incorporation by reference of our estimates contained in the Annual Report on Form 10-K into Miller Exploration Company's Registration Statement on Forms S-8 (Nos. 333-70247, 333-70249 and 333-70251).

                                      S. A. HOLDITCH & ASSOCIATES, INC.




                                      By /S/ JOSEPH H. FRANTZ JR.
                                      Its VICE PRESIDENT - EASTERN DIVISION


Pittsburgh, Pennsylvania
April 14, 1999